EXHIBIT 10.2

BARNES & NOBLE, INC.
2004 EXECUTIVE PERFORMANCE PLAN

     BARNES & NOBLE, INC., a corporation existing under the laws of the State of Delaware (the “Company”), hereby establishes and adopts the following 2004 Executive Performance Plan (the “Plan”). Certain capitalized terms used in the Plan are defined in Article 2.

RECITALS

     WHEREAS, the Company desires to encourage high levels of performance by those individuals who are key to the success of the Company, to attract new individuals who are highly motivated and who are expected to contribute to the success of the Company and to stimulate the efforts of such individuals to contribute to the continued success and growth of the Company’s business; and

     WHEREAS, to attain these ends, the Company has formulated the Plan embodied herein to authorize the awarding of bonuses that are intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code.

     NOW, THEREFORE, the Company hereby constitutes, establishes and adopts the following Plan and agrees to the following provisions:

ARTICLE 1

PURPOSE OF THE PLAN

     1.1. Purposes. The purposes of the Plan are to provide personal incentive and financial rewards to senior management who, because of the extent of their responsibilities, can and do make significant contributions to the success of the Company by their ability, industry, loyalty and exceptional services. Making such senior management participants in that success will advance the interests of the Company and its stockholders and will assist the Company in attracting and retaining such senior management.

ARTICLE 2

DEFINITIONS

     2.1. “Affiliate” shall mean (i) any person or entity that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company (including any Subsidiary) or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

     2.2. “Award” shall mean any amount granted to a Participant under the Plan.

     2.3. “Board” shall mean the board of directors of the Company.

     2.4. “Certification” shall have the meaning set forth in Section 4.2.

     2.5. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     2.6. “Committee” shall mean the Compensation Committee of the Board (or such other committee designated by the Compensation Committee of the Board), consisting of no fewer than two directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code, and (iii) an “independent director” for purpose of the rules and regulations of the New York Stock Exchange.

     2.7. “Company” has the meaning set forth in the introductory paragraph of the Plan.

     2.8. “Covered Employee” shall mean any executive officer of the Company or of any Subsidiary who is, or is or is likely to be, a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

     2.9. “Eligible Participant” shall have the meaning set forth in Section 3.1.

     2.10. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

     2.11. “Incentive Plan” shall mean the Company’s 2004 Incentive Plan, as the same may be amended, modified, supplemented, superceded or replaced from time to time, and any other equity compensation plan of the Company adopted after the date hereof.

     2.12. “Incentive Pool” shall mean 5% of the Company’s Operating Income, on a consolidated basis, for a given Performance Period.

     2.13. “Incentive Pool Allocation” shall mean the percentage of the Incentive Pool allocated to each Participant by the Committee for a given Performance Period.

     2.14. “Maximum Payment” shall have the meaning set forth in Section 4.3.

     2.15. “Named Executive Officers” shall have the meaning given to such term in Item 402(a)(3) of Regulation S-K of the rules and regulations of the Securities and Exchange Commission, or any successor rule or regulation thereto.

     2.16. “Operating Income” shall mean the gross profit minus operating expenses of the Company and its Subsidiaries on a consolidated basis, without regard to items relating to (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) changes in accounting standards required by generally accepted accounting principles, in each case as determined in accordance with generally accepted accounting principles and as reported on the Company’s consolidated statement of operations, notes to the consolidated financial statements or management’s discussion and analysis with respect to the consolidated financial statements, for the applicable Performance Period.

     2.17. “Participant” shall mean an Eligible Participant selected by the Committee pursuant to Section 4.1 to participate in this Plan with respect to any given Performance Period.

     2.18. “Performance Period” shall mean the Company’s fiscal year or any other period during a fiscal year that the Committee, in its sole discretion, may determine.

     2.19. “Proportionate Maximum Payment” shall have the meaning set forth in Section 4.5.

     2.20. “Shares” shall mean the shares of common stock of the Company, par value $0.001 per share.

     2.21. “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, excluding any such Subsidiary whose securities are publicly traded.

ARTICLE 3

ELIGIBILITY AND ADMINISTRATION

     3.1. Eligibility. The individuals entitled to participate in the Plan shall be the Company’s Chief Executive Officer, any other Covered Employee and any other officer of the Company or any Subsidiary selected by the Committee to participate in the Plan (each, an “Eligible Participant”).

     3.2. Administration. (a) The Plan shall be administered by the Committee. The Board may remove from, add members to, or fill vacancies on, the Committee, consistent with the qualifying criteria set forth in Section 2.6.

               (b) The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Participants to whom Awards may from time to time be granted hereunder; (ii) determine the allocation and terms of an Award and whether an Award shall be paid in cash or Shares, not inconsistent with the provisions of the Plan; (iii) determine the time when Awards will be made and the Performance Period to which they relate; (iv) establish or affirm the Incentive Pool formula in respect of Performance Periods and to certify as to the amount of the Incentive Pool in respect of Performance Periods; (v) interpret and administer the Plan; (vi) correct any defect, supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (vii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

               (c) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company and any Participant. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

               (d) To the extent not inconsistent with the applicable provisions of Section 162(m) of the Code, the Committee may delegate to one or more officers of the Company or any of its Subsidiaries the authority to take actions on its behalf pursuant to the Plan.

ARTICLE 4

AWARDS

     4.1. Performance Period. Not later than 90 days after the commencement of each fiscal year of the Company, the Committee shall, in writing, designate one or more Performance Periods for such fiscal year, provided that any Performance Period of less than one year shall be designated no later than the date on which 25% of such Performance Period has lapsed, and shall (i) determine the Participants for such Performance Period(s), which shall be, except as otherwise determined by the Committee, each Eligible Participant that shall be a Named Executive Officer in the Company’s annual proxy statement following the conclusion of the applicable Performance Period(s), (ii) affirm the performance goal as the Incentive Pool for such Performance Period(s), and (iii) assign to each Participant such Participant’s Incentive Pool Allocation for such Performance Period(s), provided that no Participant’s Incentive Pool Allocation shall exceed 40% of the Incentive Pool for any Performance Period. The aggregate amount of all Awards under the Plan for any Performance Period shall not exceed 100% of the Incentive Pool for such Performance Period.

     4.2. Certification. As soon as reasonably practicable following the conclusion of each Performance Period, the Committee shall certify, in writing, the size of the Incentive Pool for each such Performance Period (the “Certification”).

     4.3. Payment of Awards. Following each Certification, the Committee shall determine the maximum Award payable to each Participant (such amount, the “Maximum Payment”) based on the size of the Incentive Pool and each Participant’s Incentive Pool Allocation. The amount of the Award actually paid to a Participant shall be any amount equal to or less than the Maximum Payment payable to each such Participant (including zero), as determined by the Committee in its sole discretion. The actual amount of the Award determined by the Committee for a Performance Period shall, subject to Section 4.4, be paid to each Participant at such time as determined by the Committee in its sole discretion following the end of the applicable Performance Period. Awards shall be paid in cash or, in the Committee’s sole discretion, in Shares obtained from any other Incentive Plan or any combination thereof. Notwithstanding anything to the contrary contained herein, the maximum aggregate value of any Award(s) to any Participant with respect to any Performance Period shall not exceed 2% of the Company’s Operating Income for such Performance Period.

     4.4. Deferral. With the prior written consent of the Committee, a Participant shall be entitled to elect to defer the payment of any Award payable to such Participant under the Plan.

     4.5. Termination of Employment. If a Participant dies or retires, or if the Participant’s employment otherwise ceases during a Performance Period (except for termination by the Company for cause, as determined by the Committee in its sole discretion), the Maximum Payment payable to such a Participant shall be proportionately reduced based on the period of actual employment during the applicable Performance Period (such amount, the “Proportionate Maximum Payment”), and the amount of the Award actually paid to such a Participant shall be any amount equal to or less than the Proportionate Maximum Amount (including zero), as determined by the Committee in its sole discretion.

ARTICLE 5

GENERALLY APPLICABLE PROVISIONS

     5.1. Amendment and Modification of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including Section 162(m) of the Code.

     5.2. Section 162(m) of the Code. Unless otherwise determined by the Committee, the provisions of this Plan shall be administered and interpreted in accordance with Section 162(m) of the Code to ensure the deductibility by the Company or its Subsidiaries of the payment of Awards.

     5.3. Tax Withholding. The Company or any Subsidiary shall have the right to make all payments or distributions pursuant to the Plan to a Participant, net of any applicable Federal, State and local taxes required to be paid or withheld. The Company or any Subsidiary shall have the right to withhold from wages, Awards or other amounts otherwise payable to such Participant such withholding taxes as may be required by law, or to otherwise require the Participant to pay such withholding taxes. If the Participant shall fail to make such tax payments as are required, the Company or any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations.

     5.4. Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Participant the right to continue in the employment of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment of (or to demote or to exclude from future Awards under the Plan) any such Participant at any time for any reason. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants under the Plan.

     5.5. Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     5.6. Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

     5.7. Construction. All references in the Plan to “Section, “Sections,” or “Article” are intended to refer to the Section, Sections or Article, as the case may be, of the Plan. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

     5.8. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

     5.9. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed accordingly.

     5.10. Effective Date of Plan. The Plan shall be effective on the date of the approval of the Plan by the holders of a majority of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled.

     5.11. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.